SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant: ☒

Filed by a Party other than the Registrant: ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RED HAT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

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RED HAT, INC.

1801 Varsity Drive

Raleigh, North Carolina 27606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 21, 2004

The Annual Meeting of Stockholders of Red Hat, Inc. (the “Company”) will be held at the Company’s headquarters, 1801 Varsity Drive, Raleigh, North Carolina, on Tuesday, September 21, 2004, 11:00 a.m. local time, to consider and act upon each of the following matters:

1.	To elect three members to the Board of Directors each to serve for a three-year term as Class II Directors;
2.	To ratify the selection of the firm of PricewaterhouseCoopers LLP as auditors for the fiscal year ending February 28, 2005;
3.	To adopt the Company’s 2004 Long-Term Incentive Plan; and
4.	To transact such other business as may properly come before the meeting and any adjournments thereof.

The foregoing items of business are more fully described in the attached Proxy Statement. Only stockholders of record at the close of business on July 26, 2004, the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters, 1801 Varsity Drive, Raleigh, North Carolina, during ordinary business hours for the ten-day period prior to the Annual Meeting.

By Order of the Board of Directors

Mark H. Webbink Secretary

Raleigh, North Carolina

August 12, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

RED HAT, INC.

1801 Varsity Drive

Raleigh, North Carolina 27606

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 21, 2004

GENERAL INFORMATION CONCERNING THE ANNUAL MEETING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Red Hat, Inc. (“Red Hat” or the “Company”) for use at the Annual Meeting of Stockholders to be held at the Company headquarters, 1801 Varsity Drive, Raleigh, North Carolina on Tuesday, September 21, 2004 at 11:00 a.m. local time and at any adjournments or postponements thereof (the “Annual Meeting”). All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by: (i) delivering written revocation or a later dated proxy to the President or Secretary of the Company; or (ii) attending the Annual Meeting and voting in person.

Only stockholders of record as of the close of business on July 26, 2004, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting and at any adjournments or postponements thereof. As of July 26, 2004, there were an aggregate of 183,494,619 shares of common stock, par value $.0001 per share (“Common Stock”), of the Company outstanding and entitled to vote. Each share is entitled to one vote.

The Board of Directors knows of no matter to be presented at the Annual Meeting other than those matters specified in the Notice of Annual Meetings of Stockholders. If any other matter upon which a vote may properly be taken, should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy card.

The Company’s Annual Report containing its restated audited financial statements for the fiscal year ended February 29, 2004 is being mailed together with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement and the accompanying proxy card were first mailed to stockholders on or about August 17, 2004.

Voting Procedures

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting.

Election of Directors.    Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The three nominees receiving the highest number of affirmative votes of the shares (present or represented) and voting on the election of directors at the Annual Meeting will be elected as Class II Directors for a three-year term. Shares represented by proxies received by the Board of Directors and not marked so as to withhold authority to vote for a nominee will be voted for the election of the nominee. If a stockholder properly withholds authority to vote for the nominee or abstains from voting, such stockholder’s shares will not be counted toward the nominee’s achievement of a plurality. Broker non-votes will have no effect on the achievement of a plurality.

Other Matters.    The affirmative vote of the majority of shares present, in person or represented by proxy, and voting is required for approval for all other matters being submitted to the stockholders at the Annual Meeting. Abstentions are not considered to have been voted for a matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. If any matter to be voted upon that is not discussed in this Proxy Statement is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy card.

Expenses of Solicitation of Proxies

The Company will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of the Proxy Statement and the proxy card. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. The Company has retained Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee not to exceed $17,500, plus reimbursable expenses. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 30, 2004 (unless otherwise indicated), certain information regarding beneficial ownership of the Company’s Common Stock (i) by each person who is known to beneficially own more than 5% of the outstanding Common Stock (“5% Stockholder”), (ii) by each director of the Company, (iii) by each Named Officer as defined under “Executive Compensation” on page 12, and (iv) by all directors and executive officers of the Company as a group.

The number of shares of Common Stock beneficially owned by each 5% Stockholder, director or executive officer is determined under rules of the Securities and Exchange Commission (“SEC”). Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares of Common Stock which the individual had the right to acquire on or before August 29, 2004 through the exercise of options, and any reference in the footnotes to this table to shares subject to options refers only to options that are so exercisable. As of June 30, 2004, the Company had approximately 183,494,619 shares of Common Stock outstanding. For purposes of computing the percentage and amount of outstanding shares of Common Stock held by each person or entity, any shares which that person or entity had the right to acquire on or before August 29, 2004 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address (1)	Title(s)	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock Outstanding
FMR Corporation (3) 82 Devonshire Street Boston, MA 02109	5% Stockholder	25,882,257	16.43%

Wellington Management Co., LLP (4) 75 State Street Boston, MA 02109	5% Stockholder	20,556,734	12.62%

T. Rowe Price (5) 100 East Pratt Street Baltimore, MD 21202	5% Stockholder	9,796,000	5.64%

Robert F. Young (6)	Class III Director and 5% Stockholder	9,270,377	5.32%

Matthew J. Szulik (7)	Chairman of the Board, President, and Chief Executive Officer (Class II Director)	6,664,222	3.77%

Timothy J. Buckley 4805 Wynnefore Way Raleigh, NC 27614	Former Executive Vice President and Chief Operating Officer	0	*

William S. Kaiser (8)	Class III Director	854,163	*

Anthony Moretto (9)	Vice President	22,000	*

Kevin B. Thompson (10)	Executive Vice President, Chief Financial Officer and Treasurer	443,125	*

Alex Pinchev	Executive Vice President, International Sales/Operations and President of the Red Hat International Division	21,875	*

Paul J. Cormier (11)	Executive Vice President—Engineering	287,812	*

Mark H. Webbink (12)	Senior Vice President, General Counsel, and Secretary	68,135	*

Eugene J. McDonald (13)	Class II Director	80,000	*

Marye Anne Fox (14)	Class I Director	45,899	*

Dr. W. Steve Albrecht (15)	Class I Director	5,433	*

Gen. H. Hugh Shelton, U.S. Army Retired (16)	Class II Director	16,666	*

All executive officers and directors as a group (13 persons) (17)		17,779,707	10.74%

*	Less than one percent of the outstanding Common Stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606.
(2)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to community property laws, if applicable. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
(3)	Based on a Schedule 13G filed with the SEC on February 16, 2004.
(4)	Based on a Schedule 13G filed with the SEC on April 8, 2004.
(5)	Based on Schedule 13G filed with the SEC on February 13, 2004.
(6)	Includes 3,063,718 shares held of record by Nancy Young, Mr. Young’s wife, 223,860 shares held of record by the Young Family Trust dated April 28, 1999 and 2,293,380 shares held of record by trusts for the benefit of Mr. Young’s children. Mr. Young disclaims beneficial ownership of all of these shares.
(7)	Includes 72,000 shares held of record by trusts for the benefit of Mr. Szulik’s children. Mr. Szulik disclaims beneficial ownership of these shares. Also includes 16,472 shares held of record by the Matthew J. Szulik GRAT dated May 26, 1999. Also includes 4,278,238 shares of Common Stock issuable upon exercise of stock options and 1,500,000 options issuable upon exercise of options under restricted stock agreements.
(8)	Includes 83,333 shares of Common Stock issuable upon exercise of stock options.
(9)	Includes 22,000 shares of Common Stock issuable upon exercise of stock options.
(10)	Includes 143,125 shares of Common Stock issuable upon exercise of stock options.
(11)	Includes 287,812 shares of Common Stock issuable upon exercise of stock options.
(12)	Includes 68,135 shares of Common Stock issuable upon exercise of stock options.
(13)	Includes 80,000 shares of Common Stock issuable upon exercise of stock options.
(14)	Includes 43,749 shares of Common Stock issuable upon exercise of stock options.
(15)	Includes 5,433 shares of Common Stock issuable upon exercise of stock options.
(16)	Includes 16,666 shares of Common Stock issuable upon exercise of stock options.
(17)	Includes 5,348,699 shares of Common Stock issuable upon exercise of stock options and 1,500,000 shares of Common Stock issuable upon exercise of options under restricted stock agreements.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

The Company’s Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. During the past year, the Company’s Board of Directors has continued to review its governance practices in light of the Sarbanes-Oxley Act of 2002, new SEC rules and regulations and the new listing standards of the NASDAQ Stock Market. This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the corporate governance guidelines, committee charters and code of business conduct and ethics described below are available on the Company’s website at www.redhat.com. Alternatively, you can request a copy of any of these documents by writing to Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606, Attention: Corporate Secretary.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, include that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors are to meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Members of the Board of Directors

The following is a list of the directors of the Company, their ages as of August 5, 2004 and certain information about their background.

W. Steve Albrecht, 57, has served as a director since April 2003. Dr. Albrecht serves as the Associate Dean of the Marriott School of Management and Arthur Andersen Professor at Brigham Young University. Prior to becoming Associate Dean, Dr. Albrecht served the director of the School of Accountancy and Information Systems at Brigham Young University for eight years. Dr. Albrecht is a certified public accountant, a certified internal auditor and a certified fraud examiner. Dr. Albrecht is also on the board of directors of Cypress Semiconductor Corp. (NYSE:CY), SkyWest, Inc. (NASDAQ: SKYW), ICON Health and Fitness, Inc., a home fitness equipment manufacturer, and Bonneville International Corporation, an owner of radio and television stations.

Dr. Marye Anne Fox, 56, has served as a director since January 2002. Dr. Fox has been appointed to be the Chancellor of the University of California, San Diego effective as of August 16, 2004. Since August 1998, Dr. Fox has served as Chancellor of North Carolina State University, from which she expects to resign when she assumes responsibilities at the University of California, San Diego. Prior to joining North Carolina State University, Dr. Fox served as the Vice President for Research at the University of Texas at Austin, where she also held the M. June and J. Virgil Waggoner Regents Chair in Chemistry, positions she held from 1994 and 1992, respectively. Dr. Fox is an elected member of the National Academy of Sciences and currently serves on the President’s Council of Advisors on Science and Technology and as a board member of the Microelectronics Center of North Carolina. Dr. Fox also serves on the board of directors of PPD, Inc. (NASDAQ: PPDI), a biotechnology development services company. Dr. Fox is also a director of W.R. Grace & Co. (NYSE:GRA) and Boston Scientific Corporation (NYSE:BSX).

William S. Kaiser, 48, has served as a director since September 1998. Mr. Kaiser has been employed by Greylock Management Corporation, a venture capital firm, since May 1986 and has been one of the general partners of the Greylock Limited Partnerships since January 1988.

Eugene J. McDonald, 72, has served as a director since August 2000. Mr. McDonald serves as Executive Vice President and Investment Counsel to Duke University, and also serves as Principal and Chief Investment Officer of Quellos Private Capital Markets, LLC. He served as Founding President of Duke Management Company, the asset management division of the University from 1990-2000. Mr. McDonald has held several positions at Duke University in Durham, North Carolina since he joined it in 1977 as University Counsel and Vice President. For six years, Mr. McDonald served as Executive Vice President of the university, discharging the responsibilities of Chief Financial Officer and Chief Non-Academic Administrative Officer. Prior to his tenure at Duke, Mr. McDonald served as an international business executive in London, a practicing attorney in San Francisco, and a faculty member at Georgetown University Law Center. He currently serves as a director of Incara Pharmaceuticals Corporation (NASDAQ:INCR), and on the Board of Key Bank’s Victory Funds.

General H. Hugh Shelton, 62, U.S. Army (Retired) has served as a director since April 2003. General Shelton has been the President, International Operations, for M.I.C. Industries, an international manufacturing company since January 2002. General Shelton served as the 14th Chairman of the Joint Chiefs of Staff from

October 1997 until September 2001. Prior to that, he served in the U.S. Army for 34 years as a specialist in airborne strategies and special operation tactics, including service as Commander in Chief of the U.S. Special Operations Command from 1996-1997. General Shelton also serves on the Board of Directors of Anheuser Busch Companies, Inc. (NYSE: BUD) and Anteon International Corp. (NYSE: ANT).

Robert F. Young, 49, co-founded Red Hat and has served as a director since its inception. Mr. Young also serves as the Chief Executive Officer of Lulu, Inc. since March 2002. Mr. Young served as Chairman of the Board of Directors of Red Hat from March 1993 to April 2002. From March 1993 to November 1999, he served as the Company’s Chief Executive Officer.

Board Determination of Independence

Under NASDAQ rules that become applicable to the Company on the date of the annual meeting, a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board of Directors has determined that none of W. Steve Albrecht, Marye Anne Fox, William Kaiser, Eugene McDonald or General H. Hugh Shelton has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Board Meetings and Attendance

The Board met 12 times during the fiscal year ended February 29, 2004, either in person or by teleconference. During the fiscal year ended February 29, 2004, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

Mr. Szulik attended the 2003 annual meeting of stockholders. After the 2003 annual meeting of stockholders, the Company adopted corporate governance guidelines. These guidelines provide that directors are expected to attend the annual meeting of stockholders.

Board Committees

The Board of Directors has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance—each of which operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on the Corporate Governance section of the Company’s website, www.redhat.com. In addition, a copy of the Audit Committee charter, as in effect on the date of this Proxy Statement, is attached as Appendix A.

The Board of Directors has determined that all of the members of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are independent as defined under the rules of the NASDAQ Stock Market that apply to the Company until and as of the date of Red Hat’s Annual Meeting of stockholders. In addition, all of the members of the Audit Committee are independent as defined by Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The Board of Directors has determined that W. Steve Albrecht is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent auditor;

•	overseeing the work of the Company’s independent auditor, including through the receipt and consideration of certain reports from the independent auditor;

•	reviewing and discussing with management and the independent auditors the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring partners, shareholders, principals or employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent auditors and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 10 of this Proxy Statement).

The standing Audit Committee of the Board of Directors consists of W. Steve Albrecht (chairperson), Eugene McDonald, William Kaiser and Dr. Marye Anne Fox. The Audit Committee met six times during the fiscal year ended February 29, 2004.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers;

•	overseeing an evaluation of the Company’s senior executives;

•	overseeing and administering the Company’s cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

The members of the Compensation Committee are Dr. Albrecht, Mr. McDonald and General Shelton (chairperson). The Compensation Committee met four times during the fiscal year ended February 29, 2004.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.

The members of the Nominating and Corporate Governance Committee are Dr. Fox, General Shelton and Mr. Kaiser (Chairperson). The Nominating and Corporate Governance Committee met two times during the fiscal year ended February 29, 2004.

Director Candidates

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to members of the Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. In addition, any director who reaches the age of 75 while serving as a director will retire from the Board at the end of his or her term. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s Common Stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following the substantially the same process, and applying the substantially the same criteria, it follows for candidates submitted by others.

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of the Board (if an independent director), or the Lead Director (if one is appointed), or otherwise the Chairman of the Nominating and Governance Committee, with the assistance of the Company’s General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board, Lead Director or the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors c/o Corporate Secretary, Red Hat, Inc. 1801 Varsity Drive, Raleigh, North Carolina 27606.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted a current copy of the code on its website, which is located at www.redhat.com. In addition, the Company intends to post on its website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Compensation of Directors

In April 2004 the Board of Directors revised the compensation program for independent directors. Under the new compensation program, independent directors will receive both cash and equity compensation. In addition, directors will continue to be reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and meetings of any committees of the Board of Directors on which they serve. Until the day following the Annual Meeting, cash compensation of current independent directors will continue to be limited to the following: The Chairman of the Audit Committee and the director designated as the Lead Director by the independent directors each are paid $10,000 per year in equal quarterly installments. Effective April 2004 for any newly elected independent directors and effective the day following the Annual Meeting, for all current independent directors, such independent directors will receive cash fees, paid in equal quarterly amounts, as follows:

•	each independent director will receive an annual cash fee of $30,000 for board service;

•	the Lead Director will receive an additional annual cash fee of $20,000;

•	each independent director serving on a standing committee will receive an additional annual cash retainer of $10,000 (Audit Committee) or $5,000 (Compensation or Nominating Committee) for each standing committee on which they serve; and

•	each chair of a standing committee (other than the Lead Director if he/she also serves as a committee chair) will receive an additional annual cash fee of $20,000 (Audit Committee) or $10,000 (Compensation or Nominating Committee) for each standing committee on which they serve as chair.

In addition, directors may choose to defer all or a portion of their cash compensation into fully vested deferred stock units, which represent the right to receive shares of the Company’s Common Stock, at the earlier of (1) termination of the director’s board service or (2) a future date, at least one year following the date of issuance of the deferred stock unit, as designated by the director on or before the issuance of the deferred stock unit.

Independent directors are also eligible to receive equity compensation under Red Hat’s 1999 Stock Option and Incentive Plan and any successor plans. Until the day following the Annual Meeting, current independent directors will continue to receive those stock option grants provided under the grant plan for non-employee directors in effect prior to April 2004. Under that program: (a) those independent directors re-elected at the 2004 Annual Meeting will receive options to purchase 20,000 shares of the Company’s Common Stock at the fair market value on the date of grant and vesting over a three-year period; and (b) those independent directors who have completed one year of service as of the 2004 Annual Meeting will receive options to purchase 10,000 shares of the Company’s Common Stock at the fair market value on the date of grant and vesting immediately. All stock option awards to independent directors will have a maximum term of five years, which is a reduction from the previous practice of granting options with of ten-year terms. For all new independent directors elected after April 2004 and for all current independent directors continuing service after the 2004 Annual Meeting, such independent directors shall receive equity compensation under the Company’s then-effective stock option plan as follows:

•	Upon initial election to the board, options to purchase 40,000 shares of the Company’s Common Stock at the fair market value on the date of grant and vesting over a three-year period; and

•	At the date of each subsequent annual stockholder’s meeting, for those independent directors who have completed at least 8 months of service, options to purchase 10,000 shares of the Company’s Common Stock at the fair market value on the date of grant and fully vested at the time of grant.

In addition, beginning on the day following the Annual Meeting, directors may choose to receive any portion of their equity compensation in the form of deferred stock units. The deferred stock units vest on the same terms as the underlying grant, and they may be converted into shares of the Company’s Common Stock at the ratio of 35 deferred stock units for every 100 shares of options granted upon the earlier of (1) termination of the director’s board service or (2) a future date, at least one year following the date of issuance of the deferred stock unit but not before vesting, as designated by the director on or before the issuance of the deferred stock unit. The following table sets forth the options granted to non-employee directors during the fiscal year ended February 29, 2004.

Option Grants To Non-Employee Directors In Last Fiscal Year

Name	Type	No. of Shares	Exercise Price
Eugene J. McDonald	Annual	10,000	$6.32
William S. Kaiser	Annual	10,000	$6.32
F. Selby Wellman	Re-Election	20,000	$6.32
Marye Anne Fox	Re-Election	20,000	$6.32
W. Steve Albrecht	New Election	40,000	$6.15
H. Hugh Shelton	New Election	40,000	$6.15

Audit Committee Report

The Audit Committee has reviewed the Company’s restated audited financial statements for the fiscal year ended February 29, 2004 and has discussed these financial statements with the Company’s management and the Company’s independent auditors.

The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the independent auditors their independence from the Company.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report for the fiscal year ended February 29, 2004.

Respectfully submitted,

THE AUDIT COMMITTEE

W. Steve Albrecht

Marye Anne Fox

William S. Kaiser

Eugene J. McDonald

COMPENSATION AND OTHER INFORMATION

CONCERNING EXECUTIVE OFFICERS

Executive Officers

The following is a list of the executive officers of the Company, their ages as of August 5, 2004 and certain information about their background.

Matthew J. Szulik, 47, was elected Chairman of the Board of Directors in April 2002, and he has served as Chief Executive Officer since November 1999, as President since November 1998 and as a director since April 1999. Mr. Szulik also served as Chief Operating Officer from November 1998 to April 1999. From September 1997 to October 1998, Mr. Szulik served as President of Relativity Technologies, a computer software company. Prior to joining Relativity Technologies, Mr. Szulik served as an executive with Sapiens International and MapInfo Corp.

Joanne Rohde, 45, has served as Executive Vice President, Worldwide Operations since March 2004. From March 1999 until March 2004, Mrs. Rohde was a managing director of UBS Investment Bank, a division of UBS AG, where she served as Global Head, Investment Banking Information Technology and Chief Procurement Officer from 2002 until 2004.

Kevin B. Thompson, 39, has served as Executive Vice President since February 2001 and Chief Financial Officer since November 2000. From November 2000 to February 2001, Mr. Thompson served as Senior Vice President. From September 2000 to November 2000, Mr. Thompson served as Vice President—Operations. From June 2000 until September 2000, Mr. Thompson was a Technology Partner with the international accounting firm of PricewaterhouseCoopers LLP. Mr. Thompson joined PricewaterhouseCoopers in January 1998. From May 1988 to January 1998, Mr. Thompson was a Senior Manager with the international accounting firm of Andersen, LLP, formerly known as Arthur Andersen. Mr. Thompson is a certified public accountant. As previously announced, Mr. Thompson has informed the Board of Directors that he will be leaving the Company to pursue other interests. Mr. Thompson is, however, expected to continue fulfilling his responsibilities while the search for his replacement is conducted. The Company has retained an international executive search firm to assist with the search.

Paul J. Cormier, 47, has served as Executive Vice President—Engineering since May 2001. From March 1999 to May 2001, Mr. Cormier served as Senior Vice President, Research and Development at BindView Development Corporation, a network management software company. From June 1998 to March 1999, Mr. Cormier served as Chief Technology Officer for Netect Internet Software Company, a network security vendor. From January 1996 to June 1998, Mr. Cormier served as Director of Engineering, Internet Security and Collaboration Product and then Senior Director of Software Product Development, Internet Security Products for AltaVista Internet Software, a web portal and internet services company.

Alex Pinchev, 54, has served as Red Hat’s Executive Vice President, Worldwide Sales and President, International Operations since April 2003. From June 2002 until December 2002, Mr. Pinchev served as Executive Vice President of MRO Software, Inc. Prior to that, Mr. Pinchev was the Chairman, Chief Executive Officer, President of MainControl, Inc., a technology infrastructure management software provider from July 1996 until MainControl, Inc. was acquired by MRO Software, Inc. Mr. Pinchev is on the advisory board of George Mason University.

Michael R. Cunningham, 43, joined the Company as its General Counsel in June 2004. From October 2002 to February 2003 (following the acquisition by IBM of the management consulting business of PricewaterhouseCoopers LLP), Mr. Cunningham served as an Associate General Counsel at IBM, with legal responsibilities for the Business Consulting Services division in the regions of Europe, the Middle East and Africa (“EMEA”). From November 1994 until October 2002, Mr. Cunningham served in a number of legal capacities for PricewaterhouseCoopers LLP (and Price Waterhouse LLP, a predecessor entity of PricewaterhouseCoopers LLP), including most recently as a Partner and Associate General Counsel, with various legal responsibilities for management consulting services both in EMEA and globally.

Mark H. Webbink, 53, has served as Deputy General Counsel since June 2004, Senior Vice President since February 2001, Secretary since July 2000, and General Counsel from May 2000 to June of 2004. From September 1994 to April 2000, Mr. Webbink was an attorney with the law firm of Moore & Van Allen, PLLC where he practiced in the areas of licensing, intellectual property transactions, general corporate and trademarks, representing numerous technology companies. In June 2004, Mr. Webbink transitioned from General Counsel to Deputy General Counsel of the Company, as Mr. Cunningham assumed the responsibilities of General Counsel.

Executive Compensation

The following table sets forth the annual and long-term compensation for each of the past three fiscal years of the Company’s (i) Chief Executive Officer, (ii) each of the Company’s four most highly compensated executive officers who were serving as of February 29, 2004 and whose annual compensation exceeded $100,000 and (iii) two additional officers who were no longer serving as executive officers as of February 29, 2004, but for whom disclosure would have been provided if such persons were serving as executive officers on February 29, 2004 (collectively, the “Named Officers”).

Summary Compensation Table

	Annual Compensation (1)				Long-Term Compensation		All Other Compensation
Name and Principal Position	Fiscal Year		Salary ($)	Bonus ($) (2)	Restricted Stock Awards $	Securities Underlying Options (#)
Matthew J. Szulik, President and Chief Executive Officer	2004 2003 2002		350,000 350,000 350,000	174,675 — 72,500	— —	1,000,000 1,000,000 2,000,000	1,704	(3)

Paul J. Cormier, Executive Vice President—Engineering	2004 2003 2002		275,000 275,000 225,112	56,172 — 10,000	— — —	100,000 100,000 425,000	— — —

Kevin B. Thompson, Executive Vice President, Chief Financial Officer and Treasurer	2004 2003 2002		250,000 250,000 250,000	59,172 — 55,567	— — —	100,000 100,000 500,000	50,000 4,325 50,000 50,000	(6) (3) (6) (6)

Alex Pinchev, Executive Vice President, Worldwide Sales and President, International Operations	2004 2003 2002	(4) (4)	219,872 — —	51,516 — —	— — —	700,000 — —	3,585	(3)

Timothy J. Buckley, Former Executive Vice President and Chief Operating Officer	2004 2003 2002		188,500 250,000 250,000	71,006 — 30,000	— — —	— — —	20,192 — —	(5)

Mark H. Webbink, Senior Vice President, General Counsel and Secretary	2004 2003 2002		185,000 185,000 185,000	33,582 — 25,875	— — —	50,000 50,000 225,000	2,189 — —	(3)

Anthony Moretto, Vice President, Global Support Services	2004 2003 2002	(4)	190,000 142,400 —	22,485 20,000 —	— — —	50,000 200,000 —	1,432 50,000 —	(3) (6)

(1)	Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.
(2)	Bonuses are reported in the year earned, even if actually paid in a subsequent year.
(3)	Company 401(k) matching contribution.
(4)	Not employed during the fiscal year.
(5)	Accrued vacation pay.
(6)	Relocation compensation.

Option Grants in Last Fiscal Year

The following table sets forth grants of stock options granted during the fiscal year-ended February 29, 2004 to the Named Officers.

Option Grants In Last Fiscal Year

Name	Individual Grants (1)									Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (2)		Exercise or Base Price ($/Sh)			Market Price Per Share		Expiration Date	5% ($)		10% ($)

Matthew J. Szulik	500,000 500,000	11.79 11.79	% %	$ $	6.70 0.50	(4) (5)	$ $	13.17 13.17	12/17/13 12/17/13	$ $	7,375,000.00 10,475,000.00	$ $	13,730,000.00 16,830,000.00

Paul J. Cormier	100,000	2.36%			$6.76			$6.76	07/22/13		$425,000.00		$1,077,000.00

Kevin B. Thompson	100,000	2.36%			$6.76			$6.76	07/22/13		$425,000.00		$1,077,000.00

Alex Pinchev	350,000 350,000	8.26 8.26	% %	$ $	6.15 13.53		$ $	6.15 13.53	04/23/13 11/07/13	$ $	1,354,500.00 2,978,500.00	$ $	3,430,000.00 7,546,000.00

Mark H. Webbink	50,000	1.18%			$6.76			$6.76	07/22/13		$212,500.00		$538,500.00

Anthony Moretto	50,000	1.18%			$13.53			$13.53	11/07/13		$425,500.00		$1,078,000.00

Timothy J. Buckley	—	—			—			—	—		—		—

(1)	Except as noted, stock options were granted under the Company’s 1999 Stock Option and Incentive Plan (the “1999 Plan”) at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant.
(2)	Represents all options granted to the individual during the fiscal year ended February 29, 2004 as a percentage of all options granted to employees during the fiscal year ended February 29, 2004.
(3)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of the Company’s Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company’s Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.
(4)	Option to purchase 500,000 shares for $6.70 per share. Fair market value on the date of grant was $13.17, resulting in deferred compensation of $3,235,000 that is being amortized over the life of the option grant.
(5)	Option to purchase 500,000 shares for $0.50 per share issued pursuant to Restricted Stock Agreement. Fair market value on the date of grant was $13.17, resulting in deferred compensation of $6,335,000 that is being amortized over the life of the option grant.

Option Exercises and Fiscal Year-End Values

The following table sets forth information with respect to options to purchase the Company’s Common Stock granted to the Named Officers as of February 29, 2004, including (i) the number of shares of Common Stock purchased upon exercise of options; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding; and (iv) the value of such unexercised options, subject to the assumptions described in Note 1 below.

Aggregated Option Exercises In Last Fiscal

Year And Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at February 29, 2004 (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at February 29, 2004 ($) (1) Exercisable/ Unexercisable
Matthew J. Szulik	1,400,232	$26,759,729	3,819,907/1,625,001	$53,273,386/$27,135,000

Timothy J. Buckley	850,000	$8,343,750	174,999/0	0/0

Kevin B. Thompson	275,000	$1,949,400	368,750/406,250	$6,670,687/$7,349,062.50

Paul J. Cormier	80,000	$895,000	237,187/307,813	$4,290,713/$5,568,337

Alex Pinchev	—	—	0/700,000	$0/$5,775,000

Mark H. Webbink	102,000	$547,312	126,436/176,564	$1,037,914/$2,996,156

Anthony Morretto	35,000	$369,350	40,000/175,000	$506,000/$1,809,250

(1)	Amounts disclosed in this column do not reflect amounts actually received by the Named Officers. The Named Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the Company’s Common Stock at the time of such sale. Value is based on the difference between the option exercise price and the fair market value at February 29, 2004, the fiscal year-end ($18.09 per share as quoted on the NASDAQ National Market for February 27, 2004), multiplied by the number of shares underlying the option.

Equity Compensation Plan Information

The following table sets forth, as of February 29, 2004 for the Company’s equity compensation plans, the number of shares of Common Stock authorized to be issued, the weighted average exercise price of such shares and the number of shares remaining available for future issuance, aggregated as follows: (i) all existing compensation plans previously approved by the stockholders of the Company and (ii) all existing compensation plans not previously approved by the stockholders and (iii) total of (i) and (ii).

	(a)		(b)	(c)
Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	21,222,255	(1)	$7.5488	7,687,396	(2)

Equity compensation plans not approved by security holders (3)	—		—	—

Total	21,222,255	(1)	$7.5488	7,687,396	(2)

(1)	Consists of 18,697,065 shares of the Company’s Common Stock issuable upon exercise of options outstanding under the 1999 Plan and 2,525,190 shares of the Company’s Common Stock issuable upon exercise of options outstanding under the Company’s 1998 Stock Option Plan, as amended.
(2)	Consists of 6,777,745 shares of the Company’s Common Stock remaining available for future issuance under the 1999 Plan (excluding shares reflected in column (a)) and 909,651 shares of the Company’s Common Stock remaining available for issuance under the 1999 Employee Stock Purchase Plan, as amended on October 23, 2002.
(3)	401,992 shares of the Company’s Common Stock with a weighted-average exercise price of $8.767 are issuable upon exercise of options issued under compensation plans of the following entities: Akopia, Inc., BlueCurve, Inc., C2Net Software, Inc., Cygnus Solutions, Inc., Planning Technologies, Inc., Sistina Software, Inc. and Wirespeed Communications Corporation (collectively, the “Acquired Companies”). The Company assumed these options in connection with the acquisition of the Acquired Companies. No additional shares of the Company’s Common Stock remain available for future issuance under the Acquired Companies’ compensation plans.

Executive Employment Arrangements

Effective July 24, 2002, the Company entered into an Employment Agreement with Matthew J. Szulik, the Company’s Chief Executive Officer and President, which will remain in effect until terminated in accordance with the agreement. Mr. Szulik’s arrangement includes an annual salary of $350,000, subject to increase, annual incentive cash bonus equal to the greater of $200,000 or fifty percent of his salary as well as annual stock option awards of at least 500,000 shares at an exercise price equal to the fair market value on the date of the grant which shall vest in equal amounts on a quarterly basis over a four year period following the date of grant. Upon a Change of Control (as defined in the agreement), all of Mr. Szulik’s stock options issued pursuant to the agreement shall vest. The agreement also requires the Company to purchase a $1,000,000 term life insurance policy on behalf of Mr. Szulik. In the event of involuntary termination without Cause (as defined in the agreement) or voluntary termination with Good Reason (as defined in the agreement), the Company will pay Mr. Szulik’s base salary plus average bonus for a period of two years and any unvested options granted during the term of the agreement will continue to vest during the year following Mr. Szulik’s termination. If the termination follows a Change of Control, then Mr. Szulik shall instead be entitled to receive a lump sum cash payment equal to three times the sum of the base salary plus an amount equal to the average annual bonus paid in the two previous years. In the event that compensation paid to Mr. Szulik by the Company is subject to tax imposed by Section 4999 of the Internal Revenue Code, the Company will increase the amount paid to cover such additional taxes.

Mr. Szulik is also a party to a restricted stock purchase agreement dated June 27, 2001, under which Mr. Szulik was granted an option to purchase 1,000,000 shares of Common Stock at an exercise price of $.50 per share which provides for the forfeiture of purchase rights and/or Red Hat’s repurchase right as to any purchased but unvested shares upon his voluntary termination of employment. Under the restricted stock purchase agreement, the share restrictions lapse ratably over a period of two years. These shares are fully vested. In addition, on December 17, 2003, Mr. Szulik was granted an option to purchase 500,000 shares of Common Stock at an exercise price of $.50 per share pursuant to a restricted stock purchase agreement containing the same terms as the earlier restricted stock agreement.

The Company provided Kevin B. Thompson with a relocation advance, which is discussed under the caption “Certain Relationships and Related Transactions.”

On April 23, 2003, the Board of Directors adopted a policy with respect to accelerated vesting of options upon a change of control which applies to the Named Officers, among others. Pursuant to this policy, in the event of a change of control involving Red Hat, any Named Officer who is terminated as a result of such change of control, either involuntarily or constructively, without cause within twelve months of the change of control, shall immediately vest in 100% of his/her remaining unvested options and such options shall be immediately exercisable, subject to any established trading window policy that may apply. This policy will supersede the terms of any written contract the Company has with any Named Officer to the extent that this policy provides a greater benefit to the Named Officer than the written contract.

Certain Relationships And Related Transactions

During fiscal year 2001, Kevin B. Thompson received a $200,000 relocation advance from the Company in connection with his employment by the Company as its Chief Financial Officer. The advance is non-interest bearing and is forgiven (a) ratably over four years provided Mr. Thompson remains in the employment of the Company or (b) immediately upon any termination of Mr. Thompson’s employment without cause. During the fiscal year 2004, $50,000 of this advance was forgiven. As of February 29, 2004, Mr. Thompson owed the Company $20,833 of this relocation expense.

Compensation Committee Interlocks And Insider Participation

The compensation committee of the Board of Directors is composed entirely of independent directors, as was the case at all times during the fiscal year ended February 29, 2004. None of Red Hat’s executive officers serves as a director or member of the Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of Red Hat’s Board of Directors or Compensation Committee. None of the current members of Red Hat’s Compensation Committee has ever been an officer or employee of Red Hat or any of its subsidiaries. Compensation Committee members do not have any non-trivial professional, familial or financial relationship with the Chief Executive Officer or other executive officers or Red Hat, other than serving as a director of the Company.

Compensation Committee Report On Executive Compensation

The Compensation Committee of the Board of Directors is currently composed of W. Steve Albrecht, Eugene J. McDonald and General H. Hugh Shelton, none of whom is currently an officer or employee of the Company. General Shelton serves as chairman of the committee.

Until September 22, 2003, the committee was composed of F. Selby Wellman, William S. Kaiser and Mr. McDonald. Mr. Wellman served as the chairman of the committee. After such date, Mr. Kaiser resigned from the committee and Mr. Albrecht and General Shelton joined the committee, with General Shelton serving as the new chairman. On December 17th, 2003, Mr. Wellman resigned from the committee and the Board of Directors.

Pursuant to the authority delegated by the Board of Directors, the Compensation Committee is responsible for (i) establishing and administering the base salaries and cash bonuses of the Company’s executive officers and (ii) administering the Company’s 1998 Stock Option Plan, as amended (the “1998 Plan”), administering and making recommendations and awards under the 1999 Plan, and the 1999 Employee Stock Purchase Plan, as amended (the “1999 ESPP”), and any successor plans approved by stockholders.

Compensation Philosophy

Red Hat operates in an extremely competitive and rapidly changing high technology industry. The Compensation Committee’s compensation philosophy seeks to align the interests of stockholders and management by tying compensation to the Company’s financial performance and other metrics and criteria that relate to building long-term shareholder value, either directly in the form of salary and bonuses paid in cash or indirectly in the form of appreciation of stock options and stock purchase rights granted to employees through the Company’s equity incentive programs. When creating policies and making decisions concerning executive compensation, the Compensation Committee:

•	ensures that the executive team has clear goals and accountability with respect to financial and non-financial corporate performance, as well as personal performance;

•	establishes pay opportunities that are competitive based on prevailing practices for the industry, the stage of growth of Red Hat, and the dynamic and challenging high technology labor markets in which Red Hat operates;

•	assesses operating results on a regular basis in light of the Company’s expected performance; and

•	aligns pay incentives with the long-term interests of the Company’s stockholders.

In April 2004, the Compensation Committee engaged the services of Frederic W. Cook & Co., Inc., an independent executive compensation consulting firm, to provide advice on matters relating to executive compensation and equity plan administration. It is the intent of the committee to consider the recommendations made by the consultant in formulating decisions related to major compensation matters.

Compensation Program

The Company’s executive compensation programs are designed to deliver overall cash compensation, long-term incentives, and executive benefits competitive with comparable public technology companies. Specifically, total compensation for the Company’s executive officers is targeted to be at or near the competitive median among software and high technology industry companies with comparable revenues and market capitalization. The Compensation Committee reviews published compensation survey data as the primary source of the comparable data. The surveys may not be reflective of the compensation practices of many of the companies in indexes used in preparing the performance graph at page 20 under the caption “Stock Performance Graph.” See below under the caption “Equity Compensation” for information on the software and high technology industry companies with comparable revenues and market share that the Company currently considers for these purposes. Salaries of the Chief Executive Officer and the next four most highly compensated executives during fiscal 2004 are listed in the Summary Compensation Table found on page 12.

Base Salaries

The base salary for each officer is designed to be competitive with the salary levels for comparable positions in the published surveys as well as to reflect the individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual at the sole discretion of the committee. No base salary increases were made effective during fiscal 2004.

Annual Bonuses

The Compensation Committee believes that a substantial portion of the annual cash compensation of each executive officer should be in the form of variable incentive pay. All executive officers are eligible to receive quarterly bonuses either under the Red Hat Variable Compensation Plan (the “VC Plan”) or, in the case of sales executives, under a sales bonus plan. The target cash incentive compensation for each executive officer is either a specified dollar amount or a percentage of base salary, and are based on competitive target levels for comparable positions contained in the published surveys.

Payouts are based on a combination of Company performance, including revenue and earnings targets, and the achievement of individual goals and objectives. During fiscal 2004, the Company performance was below internal target levels, and therefore executives were eligible to receive below target bonuses under the VC Plan. During fiscal 2003, the Company did not meet internal minimum performance levels and therefore executives were not eligible for bonus payments under the VC Plan. The Chief Executive Officer’s cash incentive compensation is awarded based on Company and individual performance criteria as discussed below.

Equity Compensation

The Company’s equity compensation program is designed to (i) provide long-term incentives to executive officers, (ii) align compensation to creating long-term stockholder value, (iii) encourage executive officers to remain with the Company and promote the Company’s business, and (iv) provide executives with the opportunity to obtain significant, long-term stock ownership in the Company’s Common Stock.

Each of the executive officers received stock option awards during fiscal 2004. The grants were intended to focus the recipient on the Company’s long-term performance, which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market. To achieve these goals, stock options typically vest and become fully exercisable over a four-year period. The sizes of the awards are targeted at competitive median levels when compared to executives with similar positions and responsibilities at other software and high technology industry companies of comparable revenues and market capitalization. Currently, these comparable software and high technology industry companies include Adobe Systems Incorporated, Akamai Technologies, Inc., Ascential Software Corporation, Autodesk, Inc., BEA Systems, Inc., BMC Software, Inc., Citrix Systems, Inc., Compuware Corporation, Hyperion Solutions Corporation, Macromedia, Inc., Mercury Interactive Corporation, Network Appliance, Inc., McAfee, Inc. (f/k/a Networks Associates, Inc.), Novell, Inc., PeopleSoft, Inc., RealNetworks, Inc., Siebel Systems, Inc., Sybase, Inc., TIBCO Software Inc. and VeriSign, Inc. The Compensation Committee reserves the right to modify this list of comparable companies from time to time and to consider other subjective factors, including personal performance, other contributions to the Company, and existing stock and option holdings.

Fiscal 2005

The Compensation Committee has initiated a study of the Company’s compensation philosophy and program. With the assistance of the committee’s independent consultant, the committee will review the results of the study and approve any changes to the overall program.

CEO Compensation

Compensation during fiscal 2004 for Mr. Szulik was determined in accordance with the policies applicable to the other executive officers of the Company described above and consistent with Mr. Szulik’s employment agreement. Mr. Szulik’s employment agreement is described in the Section captioned “Executive Employment Arrangements.” In accordance with the compensation philosophy as described above, the Compensation Committee believes that Mr. Szulik’s compensation was competitive with the compensation paid by other companies in its industry to their chief executive officers.

The Compensation Committee determined Mr. Szulik’s compensation based upon the Company’s overall performance, the performance of his management team, the compensation paid by competing companies and the Company’s prospects, among other objective and subjective factors, including the achievement of performance targets in accordance with the Company’s executive compensation policies. In addition to participating in the VC Plan, Mr. Szulik was eligible to earn up to a maximum of $100,000 upon the achievement of certain strategic objectives set forth at the beginning of the fiscal year. The Compensation Committee determined that the objectives were satisfied and awarded the maximum amount of $100,000.

The Compensation Committee felt it was in the best interests of Red Hat and its stockholders to provide incentives to encourage Mr. Szulik to continue his service as Chief Executive Officer. In accordance with his employment agreement, Mr. Szulik was granted 500,000 stock options at an exercise of price of $6.70, which was the fair market value on the date upon which he was contractually obligated to receive his annual grant. In addition, it was determined that an additional stock option grant to purchase 500,000 shares at an exercise price of $0.50 would be a suitable means of providing additional incentive to Mr. Szulik. The shares vest quarterly over a two year period, with the first installment vesting on March 17, 2004, and the final installment on December 17, 2005. The fair market value per share for both grants was $13.17. Mr. Szulik’s annual compensation for the fiscal year ended February 29, 2004 is reflected in the table captioned “Summary Compensation Table” found on page 12. The total options held by Mr. Szulik on February 29, 2004 is set forth in the table captioned “Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values” found on page 14.

Tax Matters

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Options granted to Mr. Szulik during fiscal 2004 may not be deductible depending on the time that such options are exercised.

The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and while is the present intention to qualify to the maximum extent possible the Company’s executives’ compensation for deductibility under applicable tax laws, the committee reserves the right to make future grants which may not qualify as performance-based compensation if doing so would be in the best interest of Red Hat and its stockholders.

Respectfully submitted,

THE COMPENSATION COMMITTEE

W. Steve Albrecht

Eugene J. McDonald

General H. Hugh Shelton

Stock Performance Graph

The following graph shows a comparison of cumulative total return (equal to dividends plus stock appreciation) during the period from August 11, 1999, the date on which the Company’s stock commenced trading on the NASDAQ National Market, through February 29, 2004, for:

(1)	Red Hat, Inc;
(2)	NASDAQ Market Index;
(3)	NASDAQ Computer Data and Processing Index; and
(4)	MG Group Internet Software and Services Index

The Company is required to provide a line-graph presentation comparing cumulative, five-year stockholder returns, or, if shorter, the period in which the class of securities has been registered, on an indexed basis with a broad equity market index and either a published industry index or an index of peer companies selected by Red Hat. In previous years, the Company selected the MG Group Index for Internet software and services (“Internet Software & Svs”) as the Company’s industry index for comparison, but the Company recently decided to replace the index with the NASDAQ Computer Data and Processing Index. This change was in part due to the Company’s compensation review process which was conducted to ensure the Company’s compensation comparator framework appropriately reflects the Company’s business philosophy, the Company’s size and Red Hat’s competitors for talent and business. The majority of the Company’s comparators are found within the NASDAQ Computer Data and Processing Index.

For further details in regards to the Company’s compensation review process please see “Compensation Committee Report on the Executive Compensation” found on page 16.

ASSUMES $100 INVESTED ON AUGUST 11, 1999

WITH DIVIDEND REINVESTED

	8/11/1999	2/29/2000	2/28/2001	2/28/2002	2/28/2003	2/29/04
Red Hat, Inc.	100.00	233.13	24.73	22.63	22.63	69.49
NASDAQ Market Index	100.00	179.59	81.45	65.67	51.00	77.88
NASDAQ Computer Data and Processing Index	100.00	204.21	79.38	64.79	48.44	64.68
Internet Software & Svcs	100.00	247.25	41.65	27.51	25.36	49.47

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
C.	The Index level for all series was set to 100.0 on August 11, 1999.
D.	This graph is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
E.	The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from the Media General Financial Services, Richmond, Virginia, and Frederic W. Cook & Co., Inc., New York, New York, sources management believes to be reliable, but the Company is not responsible for any errors or omissions in such information.

ITEM NO. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s certificate of incorporation, the Board of Directors of the Company is divided into three classes. There are two directors currently serving in each of Class I and Class III. There are three directors currently serving in Class II. Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. The term of each Class II Director will expire at this Annual Meeting. All directors will hold office until their successors have been duly elected and qualified. Dr. W. Steve Albrecht and Dr. Marye Anne Fox currently serve as the Class I Directors; General H. Hugh Shelton, U.S. Army Retired, Eugene J. McDonald and Matthew J. Szulik currently serve as Class II Directors; and Robert F. Young and William S. Kaiser currently serve as Class III Directors.

The nominees for Class II Director are General H. Hugh Shelton, Eugene J. McDonald and Matthew J. Szulik, each of whom currently serves as a Class II Director of the Company. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for these nominees will be voted for their election. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies may be voted for the election of some other person, or for fixing the number of directors at a lesser number.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” ELECTING THE THREE NOMINEES FOR CLASS II

DIRECTORS FOR TERMS OF THREE YEARS EACH.

ITEM NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent certified public accountants, to serve as auditors for the fiscal year ending February 28, 2005. It is expected that a member of the firm will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Although, stockholder ratification of the Company’s independent public accountants is not required under Delaware law or under the Company’s Amended and Restated Certificate of Incorporation or its Amended and Restated By-Laws, our board of directors believes it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending February 28, 2005, the Board of Directors will evaluate what would be in the best interests of the Company and its stockholders and consider whether to select new independent public accountants for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” RATIFICATION OF PRICEWATERHOUSECOOPERS LLP.

Independent Auditor’s Fees

The following table summarizes the fees of PricewaterhouseCoopers LLP, the Company’s independent auditor, billed to the Company for each of the last two fiscal years for audit services and billed to the Company in each of the last two fiscal years for other services:

Fee Category	Fiscal Year Ended February 29, 2004	Fiscal Year Ended February 29, 2003
Audit Fees (1)	$361,045	$293,000
Audit-Related Fees(2)	$319,275	—
Tax Fees (3)	$750	$14,800
All Other Fees	$—	—

Total Fees	$681,070	$307,800

(1)	Audit fees consist of fees for the audit of the Company’s financial statements, the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of the Company’s financial statements and which are not reported under “Audit Fees.” These services relate to services provided in connection with (a) registration statements filed to register shares, (b) the Company’s acquisition of Sistina Software, Inc, and (c) the Company’s $600 million convertible debt offering in January 2004.
(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the preparation of original and amended tax returns, accounted for all of the total tax fees billed in 2003 and 2004.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditor. This policy generally provides that the Company will not engage its independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditor. The Audit Committee may delegate this pre-approval authority to other individual members of the Audit Committee from time to time. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

ITEM NO. 3

ADOPTION OF THE COMPANY’S 2004 LONG-TERM INCENTIVE PLAN

Effective on June 7, 2004, the Board of Directors of the Company adopted the 2004 Long-Term Incentive Plan (the “2004 Plan”). The Company’s stockholders are being asked to approve the adoption of the 2004 Plan. If approved, the 2004 Plan would replace 1999 Plan and no further grants or awards will be issued under the 1999 Plan. As of June 30, 2004, there were 20,529,523 shares to be issued upon exercise of outstanding grants under the 1999 Plan, the Red Hat, Inc. 1998 Stock Option Plan, the Akopia, Inc., 2000 Stock Plan, the Bluecurve, Inc. 1996 Stock Plan, the Community Connexion 1996 Stock Option Plan, the C2Net Software, Inc. 1998 Stock Option Plan, the C2Net Software, Inc. 2000 Stock Option Plan, the Cygnus Solutions 1995 Stock Plan, the Cygnus Solutions 1997 Stock Plan, the Cygnus Solutions 1998 Executive Stock Plan, the Planning Technologies, Inc. Stock Incentive Plan, the Wirespeed Communications Stock Option Plan (as amended July 12, 2000), and the Sistina Software, Inc. 1997 Omnibus Stock Plan (collectively, the “Prior Plans”).

As of June 30, 2004, there were 4,525,552 shares remaining for future grant under the 1999 Plan. If Red Hat’s stockholders approve the 2004 Plan, the remaining shares available for future grant under the 1999 Plan, any shares which underlie options that expire or terminate under the Prior Plans, plus an additional 5,000,000 shares (subject to adjustment in the event of stock splits and other similar events) will be available for issuance under the 2004 Plan. In addition, shares acquired on the open market by the Company using proceeds received upon exercise of options will be available for issuance under the 2004 Plan. If the shareholders fail to approve this proposal, the current plans will remain in existence.

The Company and the Board of Directors believe that stockholders support of the 2004 Plan will enable Red Hat to continue to attract and retain the highest caliber of employees, to link incentive rewards to Company performance, to encourage employee ownership in Red Hat and to align the interest of employees and directors with those of shareholders.

The key features of the 2004 Plan are summarized below:

•	The additional 5,000,000 shares requested under the 2004 Plan represents approximately 2.73% of the Company’s current outstanding common shares.

•	Equity compensation remains a key component of a competitive compensation package in the Company’s industry and, Red Hat believes, effectively rewards employees for the success of Red Hat over time. Red Hat believes providing equity compensation to employees was a contributing factor in its recent achievements, including its significant stockholder returns over the past two years.

•	Red Hat has historically taken a relatively conservative approach to equity compensation when considered as a whole as compared to its industry peers and has never engaged in a repricing of stock options.

•	Potential dilution [1](“overhang”) from outstanding grants and shares available for future grant under the 1999 Plan as of June 30, 2004 was approximately 12.1%. The additional 5 million shares requested under the 2004 Plan would result in overhang of approximately 14.1%. Red Hat estimates that overhang, including newly authorized shares, would rank below the competitive 25th percentile of software and high technology industry companies of comparible revenues and market capitalization that the Company considered. For a list of companies compared for this purpose, see page 18 under the caption “Equity Compensation.”

•	For the last three fiscal years ending February 29, 2004, Red Hat’s annual equity compensation to employees as a percentage of weighted average common shares outstanding (“Burn Rate”) during each of the last three years is as follows:

[1]	Dilution = Total shares underlying awards + shares available for future grant

Total shares underlying awards + shares available for future grant common shares outstanding

Gross Burn Rate includes all awards granted and does not consider cancellations or forfeitures of awards. Net Burn Rate consists of awards granted less cancellations and forfeitures of awards. Red Hat estimates its Burn Rate, on average, approximates the 25th percentile of software industry practice. Red Hat’s current intention is to limit annual net issuances to employees under the 2004 Plan to the median Burn Rate of a competitive peer group of software and high technology industry companies for compensation purposes, as determined by the compensation committee. For additional information regarding the competitive peer group, see page 18 under the caption “Equity Compensation.” The committee retains the authority to exceed this competitive median should it determine that it is in the interest of the Company.

•	Red Hat intends to target individual employee grants of the annual pool of shares according to competitive median allocation percentages of the competitive peer group for compensation purposes mentioned above. The Compensation Committee will approve all grants made to officers and, as required by law, disclose information regarding the methodology for determining award sizes in the Compensation Committee Report of the annual Proxy Statement to stockholders.

•	In addition to stock options, the 2004 Plan would enable Red Hat to grant other forms of long-term incentives, such as restricted stock units, stock appreciation rights, performance awards and other stock-based awards. Red Hat believes this will allow it the flexibility in the future to tailor the long-term incentives to fit business conditions as they evolve.

•	The 2004 Plan also reflects Red Hat’s continued commitment to strong corporate governance practices, including:

•	Intention to submit future requests for stockholder approval of additional shares available for grant under the 2004 Plan in amounts designed to last no longer than two years, thus providing an opportunity for stockholders to review Red Hat’s equity incentive plan on a frequent basis

•	No evergreen features:

•	the maximum number of shares issuable under the 2004 Plan is fixed and cannot be increased without stockholder approval;

•	a maximum term for the 2004 Plan is specified; and

•	no new stock option will be issued upon the exercise of another stock option.

•	Prohibition on re-pricing and on discount stock options (i.e., the exercise price of a stock option will be equal to or exceed the fair market value of a share of stock on the date the stock option is granted).

•	Intention to grant stock option or stock appreciation right awards with five-year terms (in lieu of ten-years) to help manage future overhang levels

•	Minimum vesting of one year for stock option grants and three years for any full-value (e.g., restricted share) grants

•	Administration by the Compensation Committee, which is comprised solely of independent, non-employee directors, and has engaged an independent executive compensation consultant to advise the Committee on compensation matters

Shareholders are requested in this proposal to approve the adoption of the 2004 Plan, including its performance-based provisions, in the form attached hereto as Appendix B.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel.

ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES THE ADOPTION OF THE 2004 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2004 PLAN.

A brief summary of the 2004 Plan is outlined below. The following summary is not a complete description of all the provisions of the 2004 Plan and is qualified in its entirety by reference to the 2004 Plan, a copy of which is attached hereto as Appendix B.

Purpose

The 2004 Plan allows Red Hat to provide employees, consultants, advisors and non-employee members of the Board of Directors who are selected to receive awards under the 2004 Plan the opportunity to acquire an equity interest in Red Hat. The Board believes that equity incentives are a significant factor in attracting, retaining and motivating eligible persons whose present and potential contributions are important to Red Hat.

Key Provisions

The 2004 Plan is designed to reflect prevailing corporate governance and executive compensation best practices. The following is a summary of its key provisions:

•	Plan Termination Date: 10 years

•	Eligible Participants: Employees, consultants and advisors of the Company or an affiliate of the Company and non-employee directors of the Company

•	Shares Authorized: 5,000,000 plus any shares previously authorized and available for issuance under the Prior Plans and that may become available for issuance under the Prior Plans; such 5,000,000 shares represent 2.73% of the Common Stock outstanding as of June 30, 2004.

•	Award Types:

•	Stock options

•	Stock appreciation rights

•	Restricted stock, Restricted stock units

•	Performance awards

•	Other Stock-Based Awards

•	Award Limits Per Person Per Year:

•	Stock Options/Stock Appreciation Rights: 2,000,000

•	Restricted Stock, Restricted Stock Units, Performance Awards and/or Other Stock-Based Awards: 1,000,000

•	Awards Denominated in US Dollars: $10,000,000

•	Vesting: Determined by Compensation Committee

•	Not Permitted: Repricing of stock options, discount stock options

•	Eligibility:

Employees, consultants and advisors of the Company or its affiliates, and directors of the Company, are eligible to receive awards under the 2004 Plan.

•	Plan Benefits:

As of June 30, 2004, approximately 718 persons were eligible to receive awards under the 2004 Plan, including the Company’s six executive officers and six non-employee directors. The granting of awards under the 2004 Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

As of June 30, 2004, the last reported sale price of the Company’s Common Stock on the NASDAQ National Market was $22.97.

Awards

Awards under the 2004 Plan may be either performance-based and designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, or discretionary. Subject to the 2004 Plan limits, the Compensation Committee has the discretionary authority to determine the size of an award and whether it will be subject to performance-based requirements.

Adjustments

In the event of a merger, reorganization consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar event affecting the Common Stock, the Compensation Committee may, in its discretion, adjust the number and kind of shares granted under the 2004 Plan, the number and kind of shares subject to awards and the exercise price of outstanding stock options.

Stock Options

Optionees receive the right to purchase a specified number of shares of Common Stock at a specified exercise price and subject to the terms and conditions as are specified in the option grant. The exercise price of stock options granted under the 2004 Plan may not be less than the fair market value of the Common Stock on the date of grant, and no stock option will be exercisable more than ten years after the date it is granted, except in the event of the optionee’s death or disability. The Compensation Committee will determine at the time of grant when each stock option becomes exercisable. Payment of the exercise price of a stock option may be in cash, Common Stock owned by the participant, other consideration permitted by the Compensation Committee, withholding shares otherwise issuable with the consent of the Compensation Committee or by a combination of the foregoing.

Restricted Stock

Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established in such award. Restricted stock unit awards entitle the recipient to receive shares of Common Stock to be delivered in the future subject to such terms and conditions on the delivery of the shares as the Compensation Committee may determine. Any awards of restricted stock and restricted stock units which vest on the basis of a participant’s continuous active service with Red Hat or a related entity will not provide for vesting which is any more rapid than pro rata vesting over a three-year period, except in limited circumstances. Any awards of restricted stock or restricted stock units which provide for vesting upon the attainment of performance goals shall provide for a performance period of at least 12 months and no more than 5 years.

Stock Appreciation Rights.

A stock appreciation right, or SAR, is an award entitling the holder on exercise to receive, at the election of the Company, either cash or Common Stock determined in an amount determined in whole or in part by reference to appreciation, in the fair market value of a share of Common Stock from the date of grant until the date of exercise. SARs may be granted without regard to any option or other award under the 2004 Plan or in conjunction with all or part of any option granted under the 2004 Plan.

Other Stock-Based Awards.

Under the 2004 Plan, the Board of Directors has the right to grant other awards of Common Stock or awards otherwise based upon Common Stock or other property, including without limitation performance awards that may be paid in cash, Common Stock, other property or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment.

Transferability

Except as otherwise authorized by the Compensation Committee, no awards and no shares of Common Stock that have not been issued or to which any applicable restriction has not lapsed may be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution.

Change in Control

If provided in an award agreement, stock options and other awards granted to employees, non-employee directors and consultants under the 2004 Plan may become exercisable upon the occurrence of a change in control as defined in the 2004 Plan. Notwithstanding the foregoing, terms and conditions as may be set forth in an Award Agreement or determined by the Compensation Committee in its discretion may supercede the 2004 Plan.

Termination of Employment

The Compensation Committee shall determine the period of time for which any awards under the Plan will continue to be exercisable and the terms of exercise upon termination of a participant’s employment or service with the Company or its affiliate.

Administration

The 2004 Plan shall be administered by the Compensation Committee or such other committee appointed by the Board. The Compensation Committee will select the employees of the Company who shall receive awards, determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the 2004 Plan and establish, amend and rescind any rules relating to the 2004 Plan. The Compensation Committee may delegate to a committee of one or more directors or officers the right under an award agreement to grant cancel or suspend awards to employees who are not directors or officers of the Company.

Amendments

The Board of Directors may at any time terminate, amend or suspend the 2004 Plan, provided that no action may be taken by the Board of Directors (except those described earlier under the heading “Adjustments”) without the approval of the stockholders if the amendment would (a) increase the number of shares that may be the subject of awards under the Plan, (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend the provision of the Plan that prohibits re-pricing of options, (e) increase the maximum permissible term of any option beyond 10 years, or (f) amend any provision establishing limitations on grants to individual participants.

Federal Income Tax Information

The following is only a brief summary of the effect of U.S. federal income taxation on the award recipient and on Red Hat of an award of a stock option or restricted stock and this summary does not discuss the income tax laws of any other jurisdiction (such as municipality or state) in which the recipient of the award may reside. This summary is based on the tax laws in effect on the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

Generally, no federal income tax is payable by a participant upon the grant of a non-statutory stock option and no deduction is taken by Red Hat at this time. Under current tax laws, if a participant exercises a non-statutory stock option, he or she will be taxed on the difference between the fair market value of the Common Stock on the exercise date and the option price. Red Hat will be entitled to a corresponding deduction on its income tax return. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted stock is taxed under Section 83 of the Code. Generally, unless an election Section 83(b) of the Code is made within 30 days of grant, no taxes are due when the award is initially made and no deduction will be taken by Red Hat at that time. The award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., become vested or transferable). Income tax is paid on the value of the stock at ordinary rates when the restrictions lapse and Red Hat will be entitled to a corresponding deduction on its income tax return. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year from the vesting date and otherwise will be short-term. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant.

Generally, no taxes are due when an award of restricted stock units, performance awards, stock appreciation rights or other stock-based award is made and no deduction will be taken by Red Hat at that time. When such awards are distributed, ordinary income tax is paid on the fair market value of the shares (if any) and the amount of cash received. Red Hat will be entitled to a tax deduction equal to that ordinary income.

OTHER MATTERS

Stockholder Proposals

Under Rule 14a-8 under the Exchange Act, stockholder proposals intended for inclusion in next year’s proxy statement must be directed to Corporate Secretary, Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606, and must be received by April 14, 2005. If the Company does not receive shareholder proposals by this date, the Board of Directors retains discretionary authority to vote proxies it receives.

Proposals of stockholders intended to be presented at the Company’s 2005 Annual Meeting of Stockholders but that do not comply with the requirements for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at its principal executive offices no later than the close of business on April 14, 2005 (the one hundred twentieth (120th) day prior to the first anniversary of the date of this Proxy Statement) nor earlier than the close of business on March 15, 2005 (the one hundred fiftieth (150th) day prior to the first anniversary of the date of this Proxy Statement).

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s Common Stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on the Company’s review of the copies of such filings received by the Company with respect to the fiscal year ended February 29, 2004, the Company believes that all filings required to be made by Reporting Persons in the fiscal year ended February 29, 2004 were timely made, with the following exceptions: Dr. Fox was granted an option to purchase 15,000 shares on July 31, 2003 which was reported on a Form 4 filed on August 15, 2003; Messrs. Kaiser and McDonald were each granted an option to purchase 10,000 shares on July 31, 2003 which were reported on Form 4s filed on October 22, 2003; Messrs. Thompson and Webbink were each granted an option on July 22, 2003 (10,000 shares for Mr. Thompson and 50,000 shares for Mr. Webbink) which were reported on Form 4s filed on August 21, 2003; and Mr. Wellman was granted an option to purchase 20,000 shares on July 31, 2003 which was reported on a Form 4 filed on August 13, 2004.

Householding

Red Hat is delivering only one copy of this Proxy Statement to stockholders who share an address unless such stockholders have notified Red Hat of the desire to receive multiple copies of the Proxy Statement.

Upon oral or written request, Red Hat will promptly deliver a separate copy of the Proxy Statement to any stockholder who shares an address with another stockholder to which address only one copy was mailed. Requests for additional copies should be directed to Investor Relations, by telephone at 919-754-3700 extension 44439 or by mail to Investor Relations, Red Hat, Inc., 1801 Varsity Drive, Raleigh, North Carolina 27606.

Stockholders sharing an address and currently receiving multiple copies of the Proxy Statement may request delivery of only a single copy of the Proxy Statement to such address in the future by telephone at 919-754-3700 extension 44439 or mail to Investor Relations, Red Hat, Inc. 1801 Varsity Drive, Raleigh, North Carolina 27606.

Appendix A

RED HAT, INC.

AUDIT COMMITTEE CHARTER

Adopted December 22, 2003

A. Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

1. the integrity of the Company’s financial statements;

2. the Company’s compliance with legal and regulatory requirements;

3. the independent auditor’s qualifications and independence; and

4. the performance of the Company’s internal financial, accounting and reporting controls and processes and independent auditors.

B. Structure and Membership

1. Number.    The Audit Committee shall consist of at least three members of the Board of Directors.

2. Independence.    Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be “independent” as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3. Financial Literacy.    Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be a “financial expert” (as defined by applicable SEC rules). All members of the Audit Committee shall participate in continuing education programs as set forth in the rules developed by the NASDAQ Listing and Hearings Review Council.

4. Chair.    Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5. Compensation.    The compensation of Audit Committee members shall be determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than director’s fees.

6. Selection and Removal.    Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C. Authority and Responsibilities

1. General.    The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

2. Oversight of Independent Auditors

a. Selection.    The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

b. Independence.    The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

c. Compensation.    The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

d. Preapproval of Services.    The Audit Committee shall preapprove all audit services, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that the de minimis non-audit services may instead be approved in accordance with the applicable SEC rules.

e. Oversight.    The independent auditor shall report directly to the Audit Committee and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate receive and consider the reports required to be made by the independent auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934 regarding:

i. critical accounting policies and practices;

ii. alternative treatments of financial information within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

iii. other material written communications between the independent auditor and Company management.

3. Review of Audited Financial Statements

a. Review and Discussion of Audited Financial Statements.    The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

b. Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

c. Audit Committee Report.    The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 or Regulation S-K.

4. Review of Other Financial Disclosures

a. Independent Auditor Review of Interim Financial Statements.    The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable accounting standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

b. Quarterly Financial Statements.    The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

c. Earnings Release and Other Financial Information.    The Audit Committee shall review and discuss the Company’s earnings press releases (including any use of “pro forma” or “adjusted” non-GAAP, information) prior to the making of any such releases.

5. Controls and Procedures

a. Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

b. Procedures for Complaints.    The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

c. Related-Party Transactions.    The Audit Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.

d. Annual Self-Evaluation.    At least annually, the Audit Committee shall evaluate its own performance.

e. Additional Powers.    The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D. Procedures and Administration

1. Meetings.    The Audit Committee shall meet in person or telephonically as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. At least quarterly, the Audit Committee shall meet separately with: (i) the independent auditor; and (ii) Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2. Subcommittees.    The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to pre-approve audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3. Reports to Board.    The Audit Committee shall report regularly to the Board of Directors.

4. Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

5. Independent Advisors.    The Audit Committee shall have the authority, without further action by the Board of Directors, to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6. Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matter within the scope of its responsibilities, as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7. Funding.    The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Appendix B

RED HAT, INC.

2004 LONG-TERM INCENTIVE PLAN

Red Hat, Inc., a corporation existing under the laws of the State of Delaware (the “Company”), hereby establishes and adopts the following 2004 Long-Term Incentive Plan (the “Plan”).

1. PURPOSE OF THE PLAN

1.1. Purpose.    The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentives inherent in the Awards hereunder.

2. DEFINITIONS

2.1. “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.2. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Dividend Equivalent, Other Stock-Based Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.3. “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

2.4. “Board” shall mean the board of directors of the Company.

2.5. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. All citations to Sections of the Code are to such Sections as they may from time to time be amended or renumbered.

2.6. “Committee” shall mean the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan, consisting of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the NASDAQ stock market.

2.7. “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code.

2.8. “Director” shall mean a non-employee member of the Board.

2.9. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.10. “Employee” shall mean any employee (including an officer) of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any other natural person, including a consultant or advisor, who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.11. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor thereto. All citations to Sections of the Exchange Act are to such Sections as they may from time to time be amended or renumbered.

2.12. “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the Nasdaq Stock Market (“Nasdaq”) on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported) or, if the Company is not then listed on Nasdaq, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

2.13. “Freestanding Stock Appreciation Right” shall have the meaning set forth in Section 6.1(a).

2.14. “Limitations” shall have the meaning set forth in Section 10.5.

2.15. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.16. “Option Proceeds” shall mean the cash actually received by the Company for the option price in connection with the exercise of Options or options granted under the Prior Plans that are exercised after the effective date of the Plan, plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Options or options granted under the Prior Plans, which tax benefit shall be determined by multiplying (a) the amount that is deductible for Federal income tax purposes as a result of any such option exercise (currently, equal to the amount upon which the Participant’s withholding tax obligation is calculated), times (b) the maximum federal corporate income tax rate for the year of exercise. With respect to Options or options granted under the Prior Plans, to the extent that a Participant pays the option price and/or withholding taxes with Shares, Option Proceeds shall not be calculated with respect to the amounts so paid in Shares.

2.17. “Other Stock-Based Award” shall have the meaning set forth in Section 8.1.

2.18. “Participant” shall mean an Employee or Director to whom the Committee has granted an Award under the Plan.

2.19. “Payee” shall have the meaning set forth in Section 13.1.

2.20. “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 9.

2.21. “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.22. “Performance Share” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter, but not later than the time permitted by Section 162(m) of the Code in the case of a Covered Employee, unless the Committee determines not to comply with Section 162(m) of the Code with respect to such Performance Share.

2.23. “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter, but not later than the time permitted by Section 162(m) of the Code in the case of a Covered Employee, unless the Committee determines not to comply with Section 162(m) of the Code with respect to such Performance Unit.

2.24. “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.25. “Prior Plans” shall mean the Red Hat, Inc. 1999 Stock Option and Incentive Plan (as amended and restated July 12, 2000), the Red Hat, Inc. 1998 Stock Option Plan, the Akopia, Inc. 2000 Stock Plan, the Bluecurve, Inc. 1996 Stock Plan, the Community Connexion 1996 Stock Option Plan, the C2Net Software, Inc. 1998 Stock Option Plan, the C2Net Software, Inc. 2000 Stock Option Plan, the Cygnus Solutions 1995 Stock Plan, the Cygnus Solutions 1997 Stock Plan, the Cygnus Solutions 1998 Executive Stock Plan, the Planning Technologies, Inc. Stock Incentive Plan, the Wirespeed Communications Stock Option Plan (as amended July 12, 2000), and the Sistina Software, Inc. 1997 Omnibus Stock Plan.

2.26. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.27. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate,

2.28. “Restriction Period” shall have the meaning set forth in Section 7.1.

2.29. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.30. “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.31. “Share” shall mean a share of common stock of the Company, par value $.0001 per share

2.32. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.33. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.34. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.35. “Tandem Stock Appreciation Right” shall have the meaning set forth in Section 6.1(b).

3. SHARES SUBJECT TO THE PLAN

3.1. Number of Shares.    (a) Subject to adjustment as provided in this Section 3.1 and in Section 12.2, a total of 5,000,000 Shares shall be authorized for issuance pursuant to Awards granted under the Plan. Upon approval of this Plan by the stockholders of the Company, no further grants may be made under the Prior Plans, but Shares authorized for issuance pursuant to awards granted under the Prior Plans that have not been used for awards granted under the Prior Plans may be issued pursuant to Awards granted under this Plan in addition to the number of Shares specified immediately above. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one-and-one-quarter (1.25) Shares for every one (1) Share granted.

(b) If any Shares subject to an Award or to an award under the Prior Plans are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or award under the Prior Plans is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, as provided in Section 3.1(f) below.

(c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan. In the event that (i) any option or award granted under the Prior Plans is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall again be available for Awards under the Plan.

(d) Shares reacquired by the Company on the open market using Option Proceeds shall also be available for Awards under the Plan. The increase in Shares available pursuant to the repurchase of Shares with Option Proceeds shall not be greater than the amount of such proceeds divided by the Fair Market Value of a Share on the date of exercise of the Option giving rise to such Option Proceeds.

(e) Substitute Awards may be granted under the Plan and any such grants shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors or an Affiliate prior to such acquisition or combination.

(f) Any Shares that again become available for grant pursuant to this Section 3 shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and as one-and-one-quarter (1.25) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

3.2. Character of Shares.    Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4. ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility.    Any Employee or Director shall be eligible to be selected as a Participant.

4.2. Administration.    (a) The Plan shall be administered by the Committee. The Directors may remove from, add members to, or fill vacancies on, the Committee.

(b) The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to Section 8.1; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(c) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any shareholder and any Employee or any Affiliate.

(d) The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors or officers of the Company and to cancel or suspend Awards to Employees who are not Directors or officers of the Company.

5. OPTIONS

5.1. Grant of Options.    Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Section 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2. Award Agreements.    All Options granted pursuant to this Section 5 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Section 5 may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Option Price.    Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Section 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not be permitted to (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of Nasdaq, without shareholder approval.

5.4. Option Period.    The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, except in the event of death or disability.

5.5. Exercise of Options.    Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written, telephonic, or electronic notice of exercise to the Company or its designated agent pursuant to rules and procedures established by the Committee for this purpose, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period specified by the Committee for the purposes of avoiding accounting charges against the Company’s earnings, as applicable), (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) through any other method specified in an Award Agreement; (f) as provided by the Committee, cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or (g) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. Except under certain circumstances contemplated by Section 11 or as may be set forth in an Award Agreement with respect to death or disability of a Participant, Options will not be exercisable before the expiration of one year from the date the Option is granted.

5.6. Form of Settlement.    In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

6. STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise.    The Committee may provide Stock Appreciation Rights alone or in tandem with other Awards (including Options), in each case upon such terms and conditions, not inconsistent with the Plan, as the Committee may establish. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(a) Stock Appreciation Rights granted without regard to any Option or other Award (a “Freestanding Stock Appreciation Right”) shall generally have the same terms and conditions as Options, including (i) an exercise price not less than Fair Market Value on the date of grant (except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2) (ii) a term not greater than ten years, and (iii) a vesting schedule not less than one year from the date of grant, except under certain circumstances contemplated by Section 11 or as may be set forth in an Award Agreement with respect to death or disability of a Participant. Upon the exercise of a Freestanding Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant.

(b) Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan (a “Tandem Stock Appreciation Right”). Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option. Upon the exercise of a Tandem Stock Appreciation Right, the holder shall have the right to receive (i) the excess of the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the related Option exercise price. Any Tandem Stock Appreciation Right may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option. Tandem Stock Appreciation Rights shall terminate and no longer be exercisable upon and to the extent of the termination or exercise of the related Option; provided that, unless the Committee otherwise determines at or after the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not terminate until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

(c) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

(d) The Committee shall determine in its sole discretion whether payment upon the exercise of a Stock Appreciation Right, shall be made in cash, in whole Shares or other property, or any combination thereof. If payment will be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional Shares. The Committee shall have sole discretion as to the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of Stock Appreciation Rights. Payment may be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

(e) Other than pursuant to Section 12.2, the Committee shall not be permitted to (i) lower the exercise price per Share of a Stock Appreciation Right after it is granted, (ii) cancel a Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), and (iii) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing under the rules and regulations of Nasdaq, without shareholder approval.

7. RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS

7.1. Grants.    Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award”, respectively). A Restricted Stock Award or Restricted Stock Unit Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”). The provisions of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each recipient. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2. Award Agreements.    The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.3. Rights of Holders of Restricted Stock and Restricted Stock Units.    Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Any Shares or any other property (other than cash) distributed as a dividend, Dividend Equivalent or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

7.4. Minimum Vesting Period.    Except in limited situations as determined by the Committee (including termination of employment, a Change in Control referred to in Section 11, grants to new hires to replace forfeited compensation, grants representing payment of earned Performance Awards or other incentive compensation, or grants to Directors), Restricted Stock Awards and Restricted Stock Unit Awards subject solely to future service requirements shall have a Restriction Period of not less than three years from date of grant (but permitting pro-rata vesting over such time).

8. OTHER STOCK-BASED AWARDS

8.1. Stock and Administration.    Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock-Based Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock-Based Awards shall be paid only in Shares. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which such Other Stock-Based Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient. Except for certain limited situations (including termination of employment, a Change in Control referred to in Section 11, grants to new hires to replace forfeited compensation, grants representing payment of earned Performance Awards or other incentive compensation, or grants to Directors), Other Stock-Based Awards subject solely to future service requirements shall have a Restriction Period of not less than three years from date of grant (but permitting pro-rata vesting over such time).

8.2. Terms and Conditions.    Shares (including securities convertible into Shares) subject to Awards granted under this Section 8 may be issued for no consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 8 shall be purchased for such consideration as the Committee shall determine in its sole discretion.

9. PERFORMANCE AWARDS

9.1. Terms of Performance Awards.    Performance Awards may be issued hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months nor longer than five years. Except as provided in Section 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.1. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

10. CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees and Performance Criteria.    Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Stock-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 10.1 is applicable to the Award and that the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall accordingly be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenue growth; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; attainment of strategic and operational initiatives; market share; gross profits; and/or comparisons with various stock market indices of the Company or any Affiliate, division or business unit of the Company for or within which the Participant is primarily employed. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

10.2. Adjustments.    Notwithstanding any provision of the Plan (other than Sections 11 and 12.2), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant.

10.3. Restrictions.    The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

10.4. Limitations on Grants to Individual Participant.    Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options, Freestanding Stock Appreciation Rights, or Option/Tandem Stock Appreciation Rights during any 12-month period with respect to more than two million (2,000,000) Shares or (ii) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Stock-Based Awards that are denominated in Shares in any 12-month period with respect to more than one million (1,000,000) Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value payable to any Participant in any 12-month period with respect to Performance Awards that are valued with reference to property other than Shares is $10,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations. The per-Participant limit described in this Section 10.4 shall be construed and applied consistently with Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

11. CHANGE IN CONTROL PROVISIONS

11.1. Impact of Change in Control on Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards and Other Stock-Based Awards.    The terms of any Award may provide in the Award Agreement evidencing the Award that, upon a “Change in Control” of the Company (as that term may be defined therein), (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall become exercisable in full or part (b) restrictions and deferral limitations on Restricted Stock Awards and Restricted Stock Unit Awards lapse and the Restricted Stock Awards and Restricted Stock Unit Awards become free of all restrictions and limitations and become vested, and (c) the restrictions and deferral limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested in full or part and transferable to the full extent of the original grant, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award, including but not limited to a condition that such treatment will apply only if the Participant remains employed on the effective date of the Change in Control or has incurred an involuntary termination of employment without cause on account of the Change in Control, as determined by the Committee in its sole discretion, within a period of up to 3 months prior to the effective date of the Change in Control. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.2. Assumption of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, and Other Stock-Based Awards Upon Change in Control.    In the event of a Change in Control, the successor company may assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of an involuntary termination of a Participant’s employment without cause in such successor company within the period of up to 24 months following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 11.1 above.

11.3. Impact of Change in Control on Performance Awards.    The terms of any Performance Award may provide in the Award Agreement evidencing the Performance Award that, upon a Change in Control of the Company (as that term may be defined therein),

(a) a pro rata portion of Performance Awards shall be considered to be earned and payable based on the portion of the Performance Period completed as of the date of the Change in Control and based on performance to such date, or if performance to such date is not determinable, based on target performance, and

(b) the remaining portion of Performance Awards shall be assumed, converted or replaced with restricted stock in the successor company’s shares (if Performance Shares) or restricted deferred compensation (if Performance Units) based on the portion of the Performance Period not yet completed and based on target performance. Such assumed, converted or replaced portion of the Performance Award shall be restricted for the remainder of the Performance Period or vesting period, as applicable. If the successor company does not assume, convert or replace the remaining portion of the Performance Award as described in this Section 11.3(b), the full award shall be considered earned and payable upon consummation of the Change in Control. Notwithstanding the foregoing, the Award Agreement for a Performance Award may provide that in the event of an involuntary termination of the Participant’s employment with the Company or any Affiliate without cause on account of the Change in Control, as determined by the Committee in its sole discretion, within a period of up to 3 months prior to the effective date of the Change in Control and/or in the event of an involuntary termination of the Participant’s employment without cause in such successor company within the period of up to 24 months following such Change in Control, the vesting of the restricted stock or restricted deferred compensation, as applicable, held by such Participant at the time of the Change in Control shall be accelerated.

12. GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Modification of the Plan.    The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of Nasdaq or any rule or regulation of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s shareholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4, or (f) amend any provision of Section 10.4. In addition, no amendments to, or termination of, the Plan shall in any way materially impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2. Adjustments.    In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3. Transferability of Awards.    Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards described in Section 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of an Award to an individual or entity other than the Company (each transferee thereof, a “Permitted Assignee”).

12.4. Termination of Employment.    The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5. Deferral; Dividend Equivalents.    The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

13. MISCELLANEOUS

13.1. Tax Withholding.    The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable Federal, State and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.

13.2. Right of Discharge Reserved; Claims to Awards.    Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3. Prospective Recipient.    The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.4. Cancellation of Award.    Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Affiliate or after termination of such employment or service, establishes a relationship with a competitor of the Company.

13.5. Stop Transfer Orders.    All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distributions or the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, and the applicable requirements of any securities exchange or similar entity.

13.6. Nature of Payments.    All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.7. Other Plans.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.8. Severability.    If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.9. Construction.    All references in the Plan to “Section or Sections” are intended to refer to the Section or Sections, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.10. Unfunded Status of the Plan.    The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.11. Governing Law.    The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

13.12. Effective Date of Plan; Termination of Plan.    The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the shares entitled to vote at a duly constituted meeting of the shareholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.13. Foreign Employees.    Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country. The Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

13.14. Captions.    The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

Appendix C

RED HAT, INC.

Annual Meeting of Stockholders to be held on September 21, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Joanne Rohde, Mary Sutton and Kevin B. Thompson and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of Red Hat, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on September 21, 2004, at 11:00 a.m. local time, at the Company’s headquarters, 1801 Varsity Drive, Raleigh, North Carolina, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated August 12, 2004, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

SEE REVERSE SIDE

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THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES FOR DIRECTOR, THE RATIFICATION OF THE SELECTION OF AUDITORS AND THE ADOPTION OF THE 2004 LONG-TERM INCENTIVE PLAN.

1.	To elect three members to the Board of Directors to serve for a three-year term as a Class II Director:

    NOMINEES:    General H. Hugh Shelton ☐    Eugene J. McDonald ☐    Matthew J. Szulik ☐    FOR ALL NOMINEES ☐    WITHHELD FROM ALL NOMINEES ☐

    ☐ FOR ALL NOMINEES EXCEPT AS NOTED

Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINEES EXCEPT AS NOTED” and line through the name of each nominee from whom you wish to withhold authority to vote.

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s auditors for the fiscal year ending February 28, 2005.

ABSTAIN ☐	FOR ☐	AGAINST ☐
3.	To adopt the 2004 Long-Term Incentive Plan.

ABSTAIN ☐	FOR ☐	AGAINST ☐

The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

             MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by an authorized person.

Signature of Stockholder	Signature if held jointly

             Date:                                     , 2004

PLEASE COMPLETE, SIGN DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, OR OTHERWISE PROVIDE YOUR PROXY BY TELEPHONE OR THE INTERNET.

I/We will attend the meeting.  YES    ☐    NO    ☐

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